               AGREEMENT TO SELL AND PURCHASE

     THIS AGREEMENT TO SELL AND PURCHASE ("Agreement") dated as of the 15th day of June, 1995 is made by and between LA QUINTA INNS, INC., a Texas corporation ("La Quinta"), LQI ACQUISITION CORPORATION, a wholly-owned subsidiary of La Quinta, ("Purchaser") and AEW Partners, L.P., a Delaware limited partnership ("AEW").

      WHEREAS, La Quinta and AEW entered into an Amended and Restated Agreement of Limited Partnership of La Quinta Development Partners, L.P. on March 21, 1990 (the "Partnership Agreement") to form a partnership known as La Quinta Development Partners, L.P.("LQDP").

      WHEREAS, under the Partnership Agreement, AEW has the right to convert two thirds (2/3rds) of its interest in LQDP (40 Partnership Units) (the "Convertible Interest") into shares of the Common Stock of La Quinta, the number of such shares being determinable by a conversion rate specifically set forth in said Partnership Agreement.

     WHEREAS, AEW has been granted registration rights by La Quinta for its Registrable Securities as defined in the Partnership Agreement whereby La Quinta must file a registration statement upon a demand for registration by AEW following a conversion of the portion of its interests in LQDP which may be converted into the Common Stock of La Quinta, all as stated in the Partnership Agreement.

      WHEREAS, under the Partnership Agreement, AEW has the right to institute a buy-sell process on AEW's remaining interest in LQDP subsequent to any conversion referenced above, said process requiring certain procedures and notice periods, all as set forth in the Partnership Agreement.

       WHEREAS, AEW desires to convert the Convertible Interest into Common Stock of La Quinta, and to obtain registration of these securities. Moreover, AEW wishes to sell its remaining interest in LQDP, and Purchaser wishes to purchase same.

      WHEREAS, AEW and La Quinta, in the interests of time and a more manageable transaction, have deemed it in their mutual best interests to modify certain procedures set forth in the Partnership Agreement (including the Registration Rights provisions set forth as Exhibit K thereto (the "Registration Rights Agreement")) pertaining to these transactions.

      Capitalized terms used herein without definition shall have the meanings set forth in the Partnership Agreement or the Registration Rights Agreement, as applicable.

      NOW THEREFORE, for the consideration and the mutual covenants and agreements set forth, subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

      1. AEW hereby gives its Initial Conversion Notice as referenced in the Partnership Agreement to La Quinta, indicating its intention to exercise its right to convert two-thirds (2/3rds) of its interest in LQDP (40 Partnership Units) into 5,299,821 shares of the Common Stock, par value $.10 share (the "Common Stock") of La Quinta (as such number may be adjusted pursuant to the terms of the Partnership Agreement), (as adjusted, the "Conversion Shares") by transfer of said Partnership Units to La Quinta. AEW agrees to convert the Convertible Interest into the Conversion Shares at the Closing (as defined herein) (the "Conversion"). AEW hereby requests that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") be made by La Quinta, if required, and AEW hereby agrees that it shall cooperate with La Quinta in making such filing. Further, AEW states that its present expectations are that the Conversion Shares will be sold in an underwritten public offering pursuant to a registration statement on Form S-3, covering the Conversion Shares plus 20,250 additional shares of Common Stock (the "Registration Statement") to be filed by La Quinta with the Securities and Exchange Commission (the "SEC"); provided, however, that AEW and La Quinta recognize that AEW's non-binding present expectation with respect to the sale of Conversion Shares pursuant to the Registration Statement may change at any time.

      La Quinta agrees to issue and deliver to AEW at the Closing (as defined herein) one or more certificates representing the Conversion Shares. Such certificate(s) shall contain only the legend set forth in Section 7(a)(ix) hereof and shall contain no further legends or restrictions set forth thereon. AEW and La Quinta each waive any and all notices and timelines set forth in Section 12.01 of the Partnership Agreement, it being the intention of the parties hereto to conform to the requirements set forth in this Agreement where any conflict exists between this Agreement and such notice and timeline provisions. La Quinta further waives any rights it may have under Section 12.02(b) of the Partnership Agreement with respect to the Conversion contemplated hereby.

      2. AEW hereby makes a Registration Request, as defined in the Registration Rights Agreement, to La Quinta, requesting the filing of a registration statement under the Demand Registration provisions of the Registration Rights Agreement for registration with the SEC under and in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") of the Conversion
Shares.   AEW  and La Quinta each waive any
and all notices and timelines set forth in the Registration Rights Agreement with respect to the proposed offering of the Conversion Shares pursuant to the Registration Statement, it being the intention of the parties hereto to conform to the requirements set forth in this Agreement where any conflict exists between this Agreement and such notice and timeline provisions.

     3. AEW hereby requests that La Quinta conduct, and La Quinta agrees to conduct, a road show with respect to the offering. In consideration therefore, AEW hereby agrees to pay, if but only if the Closing occurs, all the expenses of all parties hereto associated with the registration process and the road show, notwithstanding the fact that Sections 1(b) and 5 of the Registration Rights Agreement require such expenses to be borne or reimbursed by LQDP. The aforesaid expenses to be paid by AEW shall include, but are not limited to:

          (a) all those items detailed in Section 5 of the Registration Rights Agreement.

          (b) $150,000 payable directly to La Quinta to account for the overhead and salaries of La Quinta's officers and employees performing services associated with the transactions contemplated by this Agreement.

          (c) all costs, and expenses associated with the road show and travel related thereto.

          (d) all costs, underwriting fees, discounts, commissions and expenses payable to or incurred with the engagement of underwriters.

If the Closing occurs, the aforesaid costs and expenses shall be paid by AEW regardless of the consummation of the offering of the Conversion Shares contemplated hereby. In order to satisfy the anticipated expenses which are AEW's responsibility as set forth above, La Quinta will withhold from the Purchase Price set forth in Section 6 hereinbelow the sum of $665,000 (the "Holdback"), from which amount the expenses will be paid or reimbursed to La Quinta, with AEW responsible for any excess expense over the amount withheld if the Closing occurs. Any portion of the Holdback remaining after all expenses are satisfied will be paid over to AEW. In the event that the Closing does not occur, expenses incurred in connection with this Agreement shall be paid by LQDP in accordance with the Partnership Agreement.

      4. AEW hereby appoints Smith Barney Shearson, Inc., Montgomery Securities and Alex. Brown & Sons, Incorporated as underwriters to administer the public offering of the Conversion Shares, with Smith Barney Shearson as the managing underwriter, and La Quinta hereby approves such selections. The offering of Conversion Shares shall be made pursuant to an underwriting agreement in the form of the draft thereof dated the date hereof, with such changes thereto as shall be consented to by each of La Quinta, AEW and the managing underwriter.

      5. La Quinta will use its best efforts to cause the Registration Statement to become effective as soon as practicable, the provisions of Section 4 of the Registration Rights Agreement notwithstanding. Notwithstanding the provisions of Sections 7 and 4(a)(ii) of the Registration Rights Agreement, La Quinta shall have no obligation to cause the Registration Statement to remain effective following the closing of the offering of the Conversion Shares unless otherwise required by the Underwriters with respect to the proposed offering of the Conversion Shares.

      La Quinta and AEW hereby agree (i) that AEW shall have the right in its sole discretion to request that La Quinta withdraw the Registration Statement filed with the SEC in connection with the registration request made herein at any time prior to or after the effectiveness of the Registration Statement, (ii) that La Quinta shall promptly comply with any such withdrawal request, and (iii) if withdrawn by AEW in accordance with this Paragraph, such Registration Statement shall constitute an effective Demand Registration for purposes of calculating the number of Demand Registrations made under the Partnership Agreement.

      Unless specifically waived, altered or amended by the terms of this Agreement, all other provisions of the Partnership Agreement with respect to the issuance, registration and sale of the Conversion Shares, as the same may be amended from time to time by the parties thereto, including the exhibits incorporated by reference therein, shall remain in full force and effect.

      6. AEW agrees to sell, and Purchaser agrees to purchase, AEW's remaining twenty percent (20%) interest (20 Partnership Units) ("Remainder Interest") at the time of Closing, and La Quinta agrees to pay to AEW an amount (the "Purchase Price") equal to (i) $48,200,000, plus (ii) interest from July 1, 1995 to and including the date the Closing occurs, calculated at the rate of 6.75% per annum (based on a 360 day year).

          (a) The Closing is agreed to be effective as of July 1, 1995.

          (b) The parties hereto agree that there shall be no contributions made to or distributions from LQDP subsequent to April 30, 1995 and prior to the Closing Date.

          (c) Together with the Conversion, the simultaneous closing on the Remainder Interest will convey all of AEW's interests, right, and title of every nature and kind whatsoever in and to LQDP, subject to the conditions and agreements set forth herein. The Convertible Interest and the Remainder Interest are collectively referred to herein as "AEW's Interest."

               With respect to the transactions contemplated by this Section 6, La Quinta and AEW hereby waive the requirements set forth in Article XI (Liquidation of Limited Partner's Interest; Buy-Sell Provisions) of the Partnership Agreement. The provisions set forth in this Agreement with respect to the purchase and sale of the Remainder Interest shall be in lieu of and in complete substitution of such Article XI unless the purchase and sale of the Remainder Interest is not consummated on or before August 1, 1995.

      7.    (a)   AEW hereby represents and warrants  to  La
Quinta and Purchaser as of the date of execution of this Agreement that:

                 (i)   AEW  has  all  requisite  power   and
          authority to execute and deliver this Agreement and the related agreements contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by AEW and constitutes a valid and binding obligation of AEW enforceable in accordance with its terms.

                (ii)  AEW is a limited partnership,  validly
          existing and in good standing under the laws of the State of Delaware.

                (iii)      AEW  has  all  right,  title  and
          interest in AEW's Interest free and clear of any adverse claim, pledge, lien, mortgage, commitment or option (other than as set forth in the Partnership Agreement). There is no action, suit, proceeding or claim pending against, or, to AEW's knowledge, threatened against, AEW with respect to, or in any manner affecting, AEW's ownership of any of AEW's Interest or wherein an unfavorable decision, ruling or finding against AEW could render unlawful or otherwise have a material adverse effect on the consummation by AEW of the transactions contemplated by this Agreement.

                (iv)  Neither the execution or  delivery  of
          this Agreement by AEW nor the fulfillment of or compliance with the terms or provisions hereof by AEW nor the completing of the transactions contemplated hereby will result in a breach by AEW of the terms, conditions or provisions of, or constitute a default by AEW under, or result in a violation by AEW of any debt, obligation, agreement, instrument, order, judgment or decree to which AEW is bound, or violate any provision of any applicable law or regulation or any order, decree, writ or injunction of any court or governmental body, violate the partnership agreement or other governing document of AEW, or result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any of AEW's Interest.

                (v)  No consent from, approval of, or filing
          with any governmental entity or any other person is necessary in connection with the execution, delivery or performance of this Agreement, and all other agreements or documents contemplated herein, by AEW, with the exception of any filing to be made under HSR or any state securities laws, or with the SEC.

               (vi) AEW understands that the Common Stock to be issued and delivered to it in the Conversion has not been registered pursuant to the registration requirements of the Securities Act by reason of the reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

               (vii) AEW (i) has the capacity to protect its own interests in connection with the transactions contemplated hereby, (ii) is able to bear the economic risk thereof, (iii) is knowledgeable, sophisticated and experienced in business and financial matters and (iv) is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities
          Act) with such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The Company has delivered or made available to AEW such documents, materials and information pertaining to the Company as it may have requested and has afforded it an opportunity to ask questions of and receive answers from the Company and its executive officers and representatives; provided, however, that this representation shall have no effect whatsoever on the representations and warranties contained in
          Section 7(b) of this Agreement and AEW's rights and remedies with respect thereto.

                (viii)    AEW is acquiring the Common  Stock
          on Conversion for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of the Common Stock in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. AEW understands that the Common Stock to be issued in the Conversion may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Securities Act, such Common Stock must be held indefinitely. In the absence of an effective registration statement under the Securities Act or an exemption therefrom, AEW will not sell any Common Stock received in the Conversion, except in a manner consistent with its representations set forth in this Section.

                (ix)  AEW understands and acknowledges  that
          each certificate representing the Common Stock issued to it in the Conversion will bear a legend to the following effect:

               "THE    SHARES   REPRESENTED    BY    THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
               THE SECURITIES ACT OF 1933, AS AMENDED, OR
               ANY  APPLICABLE STATE SECURITIES LAWS  AND
               MAY  NOT  BE SOLD, ASSIGNED OR TRANSFERRED
               IN    THE    ABSENCE   OF   AN   EFFECTIVE
               REGISTRATION STATEMENT UNDER SAID  ACT  OR
               REGISTRATION  OR QUALIFICATION  UNDER  ANY
               APPLICABLE  STATE  SECURITIES  LAW  OR  AN
               OPINION  OF  COUNSEL SATISFACTORY  TO  THE
               CORPORATION THAT SUCH REGISTRATION IS NOT,
               IN THE CIRCUMSTANCES, REQUIRED."

                (x)   AEW  represents that it has  carefully
          read Subsections 7(a)(vi) through (x) of this Agreement and discussed their requirements and other applicable limitations upon its ability to sell the Common Stock received in the Conversion to the extent that it felt necessary with its counsel.


     (b) La Quinta and Purchaser hereby represent and warrant to AEW, as of the date of this Agreement, that:

               (i) Both of La Quinta and Purchaser have all requisite power and authority to execute and deliver this Agreement and the related agreements contemplated hereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of La Quinta and Purchaser and constitutes a valid and binding obligation of La Quinta and Purchaser enforceable in accordance with its terms. There is no action, suit, proceeding or claim pending or, to the knowledge of La Quinta, threatened against La Quinta, the Partnership, or the Purchaser with respect to, or which could, in any manner, have a material adverse effect on, the consummation of the transactions contemplated by this Agreement.

               (ii) La Quinta and Purchaser are corporations duly organized, validly existing and in good standing under the laws of the State of Texas and Delaware, respectively.

                (iii)     Neither the execution nor delivery
          of this Agreement by La Quinta or Purchaser nor the fulfillment of or compliance with the terms or provisions hereof nor the completion of the transactions contemplated hereby will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of any debt, obligation, agreement or instrument to which La Quinta, the Partnership, or Purchaser is bound (which, individually or in the aggregate, would have a material adverse effect on La Quinta and its subsidiaries, taken as a whole), or violate any provision of any applicable law or regulation or any order, judgment, decree, writ or injunction of any court or governmental body or violate the charter, by-laws, or other governing documents, as the case may be, of La Quinta, the Partnership or Purchaser.

                (iv) No consent from, approval of, or filing
          with any governmental entity or any other person, whether by vote, agreement or otherwise, is necessary in connection with the execution, delivery or performance of this Agreement, including the issuance of the Conversion Shares, and any other agreements or documents contemplated herein, by La Quinta, the Partnership or Purchaser, with the exception of any filings to be made under HSR or any state securities law or with the SEC.


                (v)   The Conversion Shares when issued will
          be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The issuance of the Conversion Shares and the resale thereof by AEW will not violate or be limited by the charter, bylaws, or other governing documents of La Quinta and will not violate or be limited by any provision of the corporate or antitakeover laws of the State of Texas. Except for options for a total of 393,750 shares of Common Stock granted after December 31, 1994, and except for stock option grants that may be made to newly hired officers and newly appointed directors in the ordinary course of business, La Quinta does not have outstanding any options to purchase, or any rights or warrants to subscribe for or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations that are not disclosed in La Quinta's Annual Report on Form 10-K for the year ended December 31, 1994.

               (vi) Except for certain rights of La Quinta's President and Chief Executive Officer set forth in a Registration Rights Agreement between La Quinta and such officer dated March 3, 1992, no holder of securities of La Quinta has or will have rights to the registration of any securities of La Quinta as a result of La Quinta seeking to register the Conversion Shares. All registration rights (if any) of any holder of securities of La Quinta with respect to the Registration Statement will be waived prior to the filing of the Registration Statement.

                (vii)      La Quinta and Purchaser,  as  the
          case may be, will have immediately prior to and at the Closing the financial resources and liquidity necessary to pay the Purchase Price to AEW at the Closing.

                (viii)    La Quinta currently satisfies, and
          will use its best efforts to continue to satisfy, all of the conditions that must be satisfied in order to utilize Form S-3 to register the Conversion Shares under the Securities Act. La Quinta will use its best efforts to qualify the Conversion Shares for listing on the New York Stock Exchange (the "NYSE").

                (ix)  The  Form  10-K of La Quinta  and  its
          subsidiaries (as used in this Agreement in Sections 7(b)(ix) and (x), "subsidiaries" shall mean its subsidiaries and unincorporated partnerships and joint ventures) for the year ended December 31, 1994 and the Form 10-Q of La Quinta for the quarter ended March 31, 1995 (collectively, the "Exchange Act Filings"), when they were filed, conformed in all material respects with the requirements of the Securities Exchange Act of 1934; no such document when it was filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. La Quinta and its subsidiaries are not in default under any contract or obligation by which any of them is bound and there is no litigation against any of them, except for such as is disclosed in the Exchange Act Filings or which could not have a material adverse effect on La Quinta and its subsidiaries taken as a whole.

               (x)  Subsequent to the respective dates as of
          which information is given in the Exchange Act Filings, (i) neither La Quinta nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material to La Quinta and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to La Quinta and its subsidiaries taken as a whole, and (ii) there has been no material adverse change in the financial condition, business, net worth or results of operations of La Quinta and its subsidiaries, taken as a whole.

      8. (a) The obligation of AEW to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one or more of which may be waived by AEW, which waiver, to be effective, must be evidenced in a writing signed by AEW on or before the
Closing:

                (i) The representations and warranties of La
          Quinta and Purchaser under Section 7(b) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date and each of La Quinta and Purchaser shall have delivered to AEW a certificate to such effect;

                 (ii)  All  obligations  of  La  Quinta  and
          Purchaser to be performed prior to or at the Closing pursuant to the provisions of this Agreement shall have been performed in all material respects.

                (iii)      All filings required to  be  made
          under HSR with respect to the transfer of the Remainder Interest and the conversion of the Convertible Interest shall have been made, and any applicable waiting period thereunder shall have terminated or expired.

                (iv)  The simultaneous consummation  of  the
          Conversion  and  the  purchase  of  the  Remainder
          Interest.

                (v)  Listing of the Conversion Shares on the
          NYSE shall be effective.

                (vi)  La  Quinta  shall have  received,  and
          delivered to AEW written evidence of, any consent or waiver required with respect to the transactions contemplated hereby (the failure of which to obtain would have a material adverse effect on La Quinta and its subsidiaries, taken as a whole) under any agreement to which La Quinta or any of its subsidiaries or affiliates is a party, including any bank credit agreement.

                 (vii)     The Registration Statement  shall
          have been filed.

                 (viii)      The  Certificate  required   by
          Section 12.04(a) of the Partnership Agreement shall have been delivered to AEW and such certificate shall set forth that the Convertible Interest is convertible into 5,299,821 shares of Common Stock on the date hereof.

     (b) The obligations of La Quinta and Purchaser to consummate the transactions contemplated hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one or more of which may be waived by La Quinta, which waiver shall be evidenced in writing on or before the Closing:

                (i)   The representations and warranties  of
          AEW under Section 7(a) above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date and AEW shall have delivered to La Quinta and Purchaser a certificate executed on behalf of AEW to such effect.

                (ii)  All filings required to be made  under
          HSR with respect to the transfer of the Remainder Interest and the conversion of the Convertible Interest shall have been made, and any applicable waiting period thereunder shall have terminated or expired.

                (iii)      Simultaneous consummation of  the
          Conversion  and  the  purchase  of  the  Remainder
          Interest.

                (iv)  All obligations of AEW to be performed
          prior to or at the Closing pursuant to the provisions of this Agreement shall have been performed in all material respects.

       9. (a) TIME AND PLACE. Consummation of the Conversion of the Convertible Interest into the Conversion Shares and the purchase and sale of the Remainder Interest (the "Closing") shall take place at 10:00 a.m. at the offices of La Quinta or at such other place as the parties hereto shall mutually agree in writing on the date (the "Closing Date") that is the later of (i) July 3, 1995,
(ii) a  date  mutually agreed  to by La Quinta  and  AEW  or
(iii) the second business day which follows the date on which all conditions to the Closing specified in Section 8 hereof have been satisfied, fulfilled or waived. In the event that the Closing shall not have occurred by August 1, 1995, this Agreement shall terminate.

    (b)   ITEMS TO BE DELIVERED BY AEW.  At the Closing, AEW
    shall   deliver   to   La  Quinta  and   Purchaser,   as
    applicable, each of the following items:

                (i)   A  Release, substantially in the  form
          attached hereto as Exhibit "A", executed and acknowledged by AEW.

                (ii)  An   Assignment   of   AEW's  Interest
          substantially in the form attached hereto as Exhibit "B."

                (iii)      A  First Amendment To  La  Quinta
          Development Partners, L.P. Amended and Restated Agreement of Limited Partnership in the form attached hereto as Exhibit "C", executed and acknowledged by AEW.

                (iv)  The  certificate required  by  Section
          8(b)(i) hereof.

               (v)  A Receipt For Funds and  the  Conversion
          Shares substantially in the form attached as Exhibit "D."

               (vi) All additional documents and instruments required hereby, or which La Quinta's and AEW's counsel mutually determine are necessary to the consummation of the transactions contemplated in this Agreement.

     (c)   ITEMS  TO  BE  DELIVERED BY  LA  QUINTA  AND  THE
     PURCHASER. At the Closing, La Quinta and the Purchaser shall deliver to AEW the following:

                (i)   One (1) or more, if requested by  AEW,
          certificates for the Common Stock issuable on conversion, with the legends required by the Partnership Agreement, registered in the name of AEW or AEW's designee.

                 (ii)  The  Purchase  Price  in  immediately
          available funds by wire transfer to an account designated by AEW.

                (iii)      A Release, substantially  in  the
          form attached hereto as Exhibit "A" , executed and acknowledged by La Quinta.

                (iv)  La  Quinta  and  the  Purchaser  shall
          deliver to AEW an opinion of John F. Schmutz, General Counsel of La Quinta and the Purchaser, or Latham & Watkins, special counsel to La Quinta and the Purchaser, reasonably acceptable to AEW to the effect that (A) La Quinta, Purchaser and the
          Partnership are duly organized and validly existing in their jurisdictions of organization,
          (B) La Quinta and Purchaser have the corporate power and authority to execute and deliver the documents and instruments required to consummate the Closing, (C) all necessary corporate action, as the case may be, required to be taken by or on behalf of each of La Quinta and Purchaser to authorize it to execute, deliver and perform the terms of the documents and instruments required to consummate the Closing have been taken, (D) such documents and instruments are binding on La Quinta and Purchaser, as applicable, and enforceable in accordance with their terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;
          (ii)   as   limited  by  the  effect  of   general
          principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (E) the Conversion Shares have been duly authorized and validly issued and are fully paid and non-assessable. Such opinions may be limited to the laws of the states of Texas or California, as appropriate, and the corporate and partnership law of the State of Delaware.

                 (v)    The  certificates  and  other  items
          required by Section 8(a)(i) and (viii).

               (vi) All additional documents and instruments required hereby, or which La Quinta's and AEW's counsel mutually determine are necessary to the proper consummation of the transactions contemplated in this Agreement.

     11. (a) La Quinta covenants and agrees to comply with all applicable anti-manipulation rules of the SEC contained in Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")(namely, not to buy, or make bids to purchase, common stock or any other securities of La Quinta of the same class as the Common Stock, or solicit purchases thereof by others except to the extent not prohibited by such rules) until the offering of the Conversion Shares is completed.

          (b) AEW hereby covenants and agrees (i) to comply with all applicable anti-manipulation rules of the SEC contained in Rules 10b-6 and 10b-7 under the Exchange Act (namely, not to buy, or make bids to purchase, Common Stock or any other securities of La Quinta of the same class as the Common Stock, or solicit purchases thereof by others, except to the extent not prohibited by such rules) until the offering of the Conversion Shares is completed, (ii) to inform La Quinta when the distribution of the Conversion Shares pursuant to the Registration Statement is completed, and (iii) until the offering of the Conversion Shares pursuant to the Registration Statement is completed or the Registration Statement is withdrawn, to inform La Quinta prior to making any purchases, or bids to purchase, Common Stock or any other securities of La Quinta of the same class as the Common Stock, or prior to soliciting purchases thereof by others, which are not prohibited by Rules 10b-6 and 10b-7 of the SEC under the Exchange Act, and in connection therewith to furnish La Quinta with a written opinion of counsel, which counsel shall be reasonably acceptable to La Quinta, to the effect that such purchases, bids to purchase or solicitations of purchases by others will not violate said rules, which such counsel's opinion shall be in such form and with such limitations, qualifications and exceptions as are reasonably acceptable to La Quinta. In connection with any "at the market" non-underwritten public offering, AEW further covenants and agrees to advise any selling securities broker, dealer or other person participating in the distribution of the Conversion Shares pursuant to such a public offering about the necessity to comply, if applicable, with Rules 10b-6 and 10b-7 in connection therewith.

       12. (a) La Quinta and Purchaser, jointly and severally, hereby agree to defend, indemnify and hold the AEW Indemnified Parties harmless from and against any and all claims, demands, liabilities, judgments, liens, costs, expenses, penalties, damages and losses (including, but not limited to, attorneys' fees and costs) of every kind and nature whether known or unknown, now existing or which may arise in the future from the beginning of time through and after the Closing Date which pertain in any manner to or arise out of, are based upon, or relate to:

                 (i)    Any   breach   of  the   warranties,
          representations,  covenants and agreements  of  La
          Quinta and Purchaser contained in this Agreement;

                 (ii)  Ownership  of  LQDP  or  any  of  its
          Properties as to the actions or failure to act of LQDP or its successors or its assigns, after the Closing Date; and

                 (iii)       La   Quinta's   negligence   or
          misfeasance as a Partner in LQDP.

La Quinta will also indemnify the AEW Indemnified Parties as required under the Management Agreement (as defined in the Partnership Agreement), and such obligation shall continue after the Closing.

           (b) AEW hereby agrees to defend, indemnify and hold the La Quinta Indemnified Parties harmless from and against any and all claims, demands, liabilities, judgments, liens, costs, expenses, penalties, damages and losses (including, but not limited to, attorneys' fees and costs) of every kind and nature whether known or unknown, now existing or which may arise in the future from the beginning of time through and after the Closing Date which pertain in any manner to or arise out of or relate to any breach of the warranties, representations, covenants and agreements of AEW contained in this Agreement;

           (c) For the purposes of this Agreement, the "AEW Indemnified Parties" shall be defined as AEW and any and all parent, subsidiary or affiliated corporations, partnerships, or business enterprises and their respective successors, assignees, partners, shareholders, representatives, agents, attorneys, employees, heirs, executors, officers and directors and the "La Quinta Indemnified Parties" shall be defined as La Quinta, the Purchaser and any and all subsidiary or affiliated corporations, partnerships, or business enterprises and their respective successors, assignees, partners, shareholders, representatives, agents, attorneys, employees, heirs, executors, officers and directors. The AEW Indemnified Parties and the La Quinta Indemnified Parties are sometimes respectively referred to as the "Indemnified Parties" as the context requires.

           Promptly after receipt by an Indemnified Party of notice of any claim, loss, damage, liability, cost, expense or the commencement of any action involving the subject matter of the foregoing indemnity provisions, such Indemnified Party will, if a claim thereof is to be made against the Indemnifying Parties pursuant to the provisions of these indemnity provisions, notify the Indemnifying Party thereof within 30 days of the Indemnified Party's receipt of such notice; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party unless such Indemnifying Party is materially prejudiced insofar as its liabilities hereunder to the Indemnified Party are concerned by such omission.

            In   case  an  action  is  brought  against  any
     Indemnified  Party  and  it notifies  the  Indemnifying
     Party  of  the  commencement thereof,  the

     Indemnified Party shall have the right to select counsel to assume and control the defense thereof with counsel chosen by the Indemnified Party. The Indemnifying Parties agree to promptly pay the fees and expenses of such counsel and the defense upon receipt of invoices with respect thereto. Neither party will compromise or settle any such suit, proceeding, claim or demand with-out prior written consent of the other, provided that in the event that the Indemnifying Party proposes a monetary settlement, the acceptance of which would release the Indemnified Party from all claims asserted in such action, suit proceeding or demand and if the Indemnified Party withholds its consent
     to   such  settlement,  then   the   liability   of  the
     Indemnifying Party shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of attorney's fees incurred by the Indemnified Party up to the time such approval is withheld.

      13. This Agreement and all questions relating to the interpretation, construction and enforceability of this Agreement, shall be governed in all respects by the substantive laws of the State of Delaware, without regard to choice of law principles. It is the specific intention of the parties hereto that any court which is called upon to construe or apply this Agreement or any document in connection herewith should apply the substantive laws of the State of Delaware, without regard to choice of law principles. Each party hereto for itself its or successors and assigns consents to the personal jurisdiction of any state or federal court located within the State of Delaware and hereby waives the requirements of personal service of any and all process upon it pursuant to Delaware or federal rules of civil procedure and consents that in lieu thereof all such service so made to said person shall be deemed to be completed five (5) business days after the same shall have been posted to the address set forth below in Section
18. In addition, each party hereto for itself, its successors and assigns agrees that Delaware shall be the exclusive venue (to the extent that subject matter jurisdiction exists) for all causes of action arising out of this Agreement and any and all related documents and agreements. This consent to jurisdiction and venue shall not be deemed a waiver of any right of any party to remove any litigation to a federal court located in Delaware.

     14. Except for underwriting commissions, discounts and fees in connection with the public offering of Conversion Shares owned by AEW, La Quinta (including for purposes of this Section, Purchaser) and AEW each represent one to another that no real estate commissions or other broker's, finder's, or other similar fees will be due in respect of the sale of AEW's interest or any other transaction contemplated by this Agreement. AEW agrees to indemnify and hold the La Quinta Indemnified Parties harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) paid or incurred by any such La Quinta Indemnified Party by reason of any claim to any broker's, finder's or other similar fee(s) in connection with this transaction by any party claiming by, through or under AEW. La Quinta and Purchaser jointly and severally agree to indemnify and hold the AEW Indemnified Parties harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) paid or incurred by any such AEW Indemnified Party reason of any claim to any broker's, finder's or other similar fees in connection with this transaction by any party claiming by, through or under La Quinta or Purchaser.

     15. All references to "Exhibits" contained herein are references to Exhibits annexed hereto, all of which are made a part hereof, and incorporated herein, for all purposes.

      16. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect limit, amplify or modify the terms and provisions hereof.

      17.  Whenever herein the singular number is used,  the
same  shall include the plural where appropriate, and  words
of   any  gender  shall  include  each  other  gender  where
appropriate.

       18. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered to a party hereto on the earlier of the date (i) when received by the party or (ii) if sent by mail, on the day on which delivered to such party at the address set forth below or on the fifth
(5th) business day after deposit in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:


     If to La Quinta or:      La Quinta Inns, Inc.
     Purchaser                P.O. Box 2636
                              San Antonio, Texas  78299-2636
                              Attention:  General Counsel

     If to AEW:               Aldrich, Eastman, Waltch
                              225 Franklin Street
                              Boston, MA  02110-2893
                              Attention:  General Counsel


     19.  This Agreement and the provisions relating hereto
in   the   Partnership  Agreement  constitute  the   entire
agreement of the parties and the same may not be amended or
modified  other  than by a writing signed  by  the  parties
hereto.   All  prior understandings and agreements  between
the   parties  are  merged  into  this  Agreement  and  the
Partnership  Agreement, which alone  fully  and  completely
express  their understandings; provided, however, that,  as
set  forth  in  Section  6 hereof the  provisions  of  this
Agreement  are  in lieu of and in complete substitution  of
Article   XI  of  the  Partnership  Agreement  unless   the
Conversion and purchase and sale of the Remainder  Interest
is  not consummated on or before the date set forth in said
Section   6   and,   for  purposes  of   the   transactions
contemplated by this Agreement Section 3 of this  Agreement
is   in  lieu  of  and  in  complete  substitution  of  the
provisions in the Partnership Agreement related thereto.

     20.  If any provision of this Agreement is held to  be
illegal,  invalid or unenforceable under present or  future
laws,   such  provision  shall  be  fully  severable;   the
Agreement  shall  be  construed and  enforced  as  if  such
illegal,  invalid  or  unenforceable  provision  had  never
comprised  a  part  of  the Agreement;  and  the  remaining
provisions of the Agreement shall remain in full force  and
shall   not   be  affected  by  the  illegal,  invalid   or
unenforceable  provision  or  by  its  severance  from  the
Agreement.   Furthermore, in lieu of such illegal,  invalid
or   unenforceable   provision,  there   shall   be   added
automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

     21.   The representations and warranties set forth  in
this  Agreement  shall  be continuing,  shall  survive  the
Closing  and shall not be affected by any investigation  or
inspection, actual knowledge, verification, or approval  by
La  Quinta,  the  Purchaser or AEW or by anyone  acting  on
behalf  of  La Quinta, the Purchaser or AEW, and La  Quinta
and  Purchaser affirmatively acknowledge and agree that the
representations   and  warranties  contained   in   Section
7(a)(vii) of this Agreement shall have no effect whatsoever on the representations and warranties contained in Section
7(b) of this Agreement or AEW's rights and remedies with respect thereto.

     22.   This  Agreement may be executed in a  number  of
identical  counterparts.   If so  executed,  each  of  such
counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     23.  This Agreement shall be binding upon and inure to
the  benefit  of  AEW, La Quinta and Purchaser,  and  their
respective heirs, personal representatives, successors, and
assigns. La Quinta may assign all or part of its rights and
obligations   under  this  Agreement  to   any   subsidiary
corporation; provided, however, that no such assignment shall relieve La Quinta of its liabilities and obligations hereunder.

     24.   In addition to the acts and deeds recited herein
and contemplated to be performed, executed and/or delivered
by  AEW,  La  Quinta,  the Partnership and  Purchaser,  the
parties hereto agree to perform, execute and/or deliver  or
cause  to  be performed, executed and/or delivered  at  the
Closing or after the Closing any and all such further acts,
deeds and assurances as may be necessary to consummate  the
transaction  contemplated  hereby.   In  addition  to   the
foregoing,  La  Quinta and Purchaser agree  that  from  and
after  the Closing Date, AEW shall have full access to  the
books   and  records  of   LQDP  and  the  Property,   upon
reasonable   prior  notices  for  any  legitimate   purpose
associated with AEW's involvement in LQDP or arising out of
or  related  to  this Agreement including  its  rights  and
obligations  hereunder.   Further,  the  parties  agree  to
effect  any  filings required under HSR  within  three  (3)
business days of the execution of this Agreement, and to cooperate with each other regarding actions necessary to obtain clearance under HSR.

     25. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

     26. AEW may terminate this Agreement at any time by written notice to the other parties hereto if the closing price of the Common Stock of La Quinta on the New York
Stock Exchange on June 30, 1995 is less than $23.00 per share.

     27. The parties hereto agree that from and after the Closing Date (i) the provisions of Exhibit K to the Partnership Agreement as in effect on the date hereof shall be incorporated into this Agreement by reference, (ii) AEW shall continue to enjoy all rights and benefits afforded by such provisions, and (iii) such provisions may only be amended when and if agreed to in writing by AEW and La
Quinta.

     28.  La  Quinta,  as  general  partner of LQDP, hereby
consents  to   the   transactions   contemplated   by  this
Agreement, including without limitation the Conversion and the purchase and sale of the Remainder Interest.

    NOW, WHEREFORE, the parties hereto have agreed that the effective date of this Agreement shall be the date first hereinabove set forth.

                              LA QUINTA INNS,  INC.,
                              a Texas corporation


                             By: /s/ Michael A. Depatie
                                 _________________________
                             Name: Michael A. Depatie
                             Its:  Senior Vice President-Finance



                             AEW PARTNERS, L.P.

                             By:  AEW  /L.P.,  its  general partner

                             By:  AEW, Inc., its  general partner

                                           By:  /s/ Thomas H.  Nolan, Jr.
                                                __________________________
                                           Name:  Thomas H.  Nolan, Jr.
                                           Its:   Vice President



                              LQI ACQUISITION CORPORATION

                              By: /s/ Michael A. Depatie
                                  __________________________
                              Name: Michael A. Depatie
                              Its:  Authorized Representative

________, 1995
                           EXHIBIT "A"


                         MUTUAL RELEASE

      TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT, AEW PARTNERS, L.P., a Delaware limited partnership, ("Party of the First Part") and LA QUINTA INNS, INC., a Texas corporation, and LQI Acquisition Corporation ("Purchaser"), a Delaware corporation, (collectively "Parties of the Second Part"), in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration each have received this date from the other, which is hereby acknowledged, agree as follows:

      Party of the First Part and Parties of the Second Part each release and discharge the other, their successors and assigns from all actions, causes of actions, suits, debts, sums of money, accounts, bonds, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, known or unknown, in law or equity, which either Party of the First Part or Parties of the Second Part, their heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason any matter, cause or thing whatsoever (INCLUDING, WITHOUT LIMITATION, ANY MATTER, CAUSE OR OTHER THING ARISING OUT OF THE NEGLIGENCE OF THE RELEASED PARTY) as to the other from the beginning of the world to the date of this Release, but only with respect to matters which relate to a certain Agreement of Limited Partnership of La Quinta Development Partners, L.P. dated March 8, 1990, as amended and restated, along with Management
Agreements and License Agreements related thereto, for the limited partnership known as La Quinta Development Partners ("LQDP"); provided, however, anything to the contrary notwithstanding in this Release shall not be effective as to (i) fraud, and (ii) those rights and obligations of the Party of the First Part and Parties of the Second Part as are provided in that certain AGREEMENT TO SELL AND PURCHASE (the "Agreement"), dated as of June __, 1995, between Party of the First Part and Parties of the Second Part, a copy of which is annexed hereto as Exhibit "I", together with any documents delivered in connection therewith.

      The parties hereto acknowledge that this Mutual Release includes all released claims and hereby expressly waive any rights they may have under any statutes or common law principles with respect to such release. Without limiting the generality of the foregoing, the Parties of the Second Part and the Party of the First Part hereby expressly waive all rights which they have, or may hereafter claim to have, that any claim, demand,
obligation   and/or  cause  of  action  has,  through  ignorance,
oversight  or
error, been omitted from the terms of this Agreement, and hereby expressly waive all rights they may have, or claim to have, under the provisions of ___________________; or equivalent law of any jurisdiction.

      The Party of the First Part and the Parties of the Second Part represent and warrant that they have not assigned or otherwise transferred any interest in any claims which they may have against the other, and agree to indemnify and hold the other party harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer or any rights or claims under any such assignment or transfer.

      For purposes herein, the Party of the First Part and the Parties of the Second Part shall include successors, representatives, employees, attorneys, heirs, executors, shareholders, officers, directors and other persons or entities who may claim through one or all of them.

      Whenever the text hereof requires, the use of the singular number shall include the appropriate plural number as the text of the within instrument may require.

      IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the ___ day of July, 1995.

                              LA QUINTA INNS, INC.,
                              a Texas corporation


                              By:_________________________________
                                 Michael Depatie
                                 Senior Vice President - Finance


                              AEW PARTNERS, L.P.

                                  By: AEW/L.P., its general partner

                                      By: AEW, Inc., its
                                          general partner

                                        By:_________________________
                                        Name:_______________________
                                        Its: _______________________

                              LQI ACQUISITION CORPORATION


                                  By: ______________________________
                                  Name: ____________________________
                                  Title: ___________________________

                           EXHIBIT "B"

                    ASSIGNMENT AND ASSUMPTION
                               OF
                        SELLER'S INTEREST


     This Assignment made and entered into this ________________, 1995, by and between AEW Partners, L.P. , a Delaware limited partnership, hereinafter ("Assignor") and La Quinta Inns, Inc., a Texas corporation, hereinafter referred to as ("La Quinta") and LQI Acquisition Corporation, a Delaware corporation, hereinafter referred to as ("Purchaser").

      In  consideration  of  the sum of TEN  AND  NO/100  DOLLARS
($10.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby conveys, transfers and assigns directly to (A) Purchaser all of its right, title and interest in and to 20 units of that certain limited partnership known as La Quinta Development Partners ("LQDP") and (B) to La Quinta, all of its right, title and interest in and to 40 units of LQDP, together being Assignor's total right, title and interest in LQDP. Assignor, La Quinta and Purchaser are parties to the Agreement to Sell and Purchase dated as of June __, 1995 ("Agreement"), which contemplates, among other things, the transfer of the Assignor's Interest (as defined in the Agreement). Unless expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

      La Quinta and Purchaser hereby accept said assignment and hereby agree to assume, keep, perform and be bound by all of the obligations, liabilities, damages, covenants, claims, expenses, losses, whether known or unknown, existing as of this time or which may hereinafter arise from the beginning of time through and after the Closing Date, which either directly or indirectly relate to or arise out of Assignor's ownership of its Interest, the Agreement of Limited Partnership, LQDP, the Property or the Management Agreement, including, without limitation, those based on the negligence of Assignor, all as set forth in the Agreement.

      La Quinta and Purchaser hereby accept from the Assignor all of the Assignor's interest in and to LQDP. La Quinta and Purchaser hereby acknowledge that the indemnification contained in Section 12 of the Agreement is in full force and effect and extends to all of the obligations assumed by them hereunder.


                                 ASSIGNOR:

                                 AEW PARTNERS, L.P.

                                 By: AEW/L.P., its general partner

                                     By: AEW, Inc., its
                                          general partner

                                          By:  _____________________
                                          Name:_____________________
                                          Its: _____________________


                                 LA QUINTA INNS, INC.,
                                  a Texas corporation

                                 By: _______________________________
                                     John F. Schmutz
                                     Vice President-Secretary


                                 LQI ACQUISITION CORPORATION

                                 By:   _____________________________
                                 Name: _____________________________
                                 Title:_____________________________

      CONSENT TO ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST

     The undersigned, being the sole partner of LQDP (other than Assignor), hereby consents to the foregoing assignment.

Dated as of July __, 1995.


                              LA QUINTA INNS, INC.,
                              a Texas corporation



                              By:_________________________________
                                 Michael Depatie
                                 Senior Vice President - Finance

                           EXHIBIT "C"

                       FIRST AMENDMENT TO
                 AMENDED AND RESTATED AGREEMENT
                     OF LIMITED PARTNERSHIP
                               OF
              LA QUINTA DEVELOPMENT PARTNERS, L.P.
                 a Delaware limited partnership

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LA QUINTA DEVELOPMENT PARTNERS, L.P. (the "Amendment") is entered into this ___ day of _____, 1995, by and between AEW Partners, L.P. ("AEW"), La Quinta Inns, Inc., a Texas corporation ("LQ"), La Quinta Development Partners, L.P., a Delaware limited Partnership ("LQDP") and LQI ACQUISITION CORPORATION, a Delaware corporation ("Purchaser"). The Amendment is entered into with reference to the following:

      A. All specially capitalized terms in this Amendment not otherwise defined in this Amendment shall have the meanings ascribed to those terms in the Amended and Restated Agreement of Limited Partnership of La Quinta Development Partners, L.P. dated March 24, 1990 (the "Partnership Agreement").

      B. Concurrently with this Amendment, LQ and Purchaser are entering into an Assignment and Assumption of Seller's Interest with AEW under which AEW is assigning all of its interest in LQDP to LQ and Purchaser.

      C.    Additionally,  La Quinta Development  Partners,  L.P.
("LQDP") desires to admit "Purchaser" as a substituted limited partner in LQDP.

      D. The parties desire to amend the Partnership Agreement to reflect the described purchases, the admission of Investments as a substituted limited partner in LQDP, and the withdrawal of AEW as a limited partner in LQDP.

      In consideration of the mutual covenants contained in this Amendment, the parties agree to amend the Partnership Agreement as follows:

      1. Effective on the date of this Amendment, AEW shall cease to be a limited partner of LQDP, and it and its direct and indirect partners shall have no further claims against LQDP, as to capital or profits or rights to a distributive share of income, gain, loss, deductions or credits, or any right to an ownership interest in any asset of LQDP, or any claim to participate in the management of LQDP.

      2. Effective on the date of this Amendment, Purchaser shall be admitted as a limited partner of LQDP.

      3. From and after the date of this Amendment, the ownership interest of LQ shall be 80% and the ownership interest of Purchaser shall be 20%.

      4.   LQDP shall not dissolve upon the withdrawal of AEW.

      5. Upon the request of any continuing limited partner, LQDP shall make the election described in Section 754 of the Internal Revenue Code of 1986, as amended, and any comparable provision of state or local law with respect to the LQDP's 1994 Federal and/or any state tax return.

      6. From and after the date hereof, LQDP shall indemnify and hold harmless AEW from and against all claims, liabilities, expenses, costs, and damages asserted against AEW as a limited partner of LQDP and any judgments entered against AEW as a venturer of LQDP. In addition to and in no way limiting the foregoing, Purchaser and LQDP hereby acknowledge that the indemnification contained in Section 12 of the Agreement to Sell and Purchase between AEW, Purchaser and LQ, dated as of __________ __, 1995, is in full force and effect and extends to the obligations of Purchaser and LQ to AEW pursuant hereto.

      7. Except as otherwise provided in this Amendment, the Partnership Agreement is confirmed and shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                              AEW PARTNERS, L.P.

                                By: AEW/L.P., its general partner

                                    By: AEW, Inc., its
                                         general partner

                                        By:  ____________________
                                        Name:____________________
                                        Its: ____________________


                              LA QUINTA INNS, INC.,
                                a Texas corporation

                                By:_______________________________
                                     Michael A. Depatie
                                     Senior Vice President-Finance

                              LQI ACQUISITION CORPORATION


                                By:_______________________________



                              LA QUINTA DEVELOPMENT
                                PARTNERS, L.P., a Delaware
                                limited partnership

                                   By:  LA QUINTA INNS, INC.,
                                        its general partner


                                   _______________________________

                           EXHIBIT "D"

            RECEIPT FOR FUNDS AND CONVERSION SHARES

La Quinta Inns, Inc.
P.O. Box 2636
San Antonio, Texas  78299-2636

Re:  La Quinta Development Partners, L.P. ("LQDP")

Gentlemen:

      The undersigned hereby acknowledges receipt from La Quinta Inns, Inc. ("La Quinta") on July ___, 1995, of the sum of $________________, such sum representing the purchase price for twenty (20) units of LQDP, less the Holdback referenced in the Agreement to Sell and Purchase dated June ___, 1995. The undersigned further acknowledges receipt from La Quinta of certificate(s) representing _______________ shares of Common Stock of La Quinta.

                            Very truly yours,

                            AEW PARTNERS, L.P.

                              By: AEW/L.P., its general partner

                                  By: AEW, Inc., its
                                       general partner

                                      By:  _____________________
                                      Name:_____________________
                                      Its: _____________________